SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                January 11, 2000
                                -----------------
                                 Date of report
                        (Date of earliest event reported)


                          THE FURIA ORGANIZATION, INC.
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                  --------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


       0-13910                                           95-3931129
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(Commission File Number)                      (IRS Employer Identification No.)


5030 Champion Blvd., G6#-237, Boca Raton, FL.               33496
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(Address of Principal Executive Offices)                  (Zip Code)


                                 (561) 241-4713
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                    P.O. Box 795517 Dallas, Texas 75379-5517
           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 1: CHANGES IN CONTROL OF REGISTRANT.

         On March 6, 1998, the Company consummated a Stock Purchase Agreement under the terms of which, amongst other things, the Company exchanged an aggregate of 75,000,000 shares of its Common Stock for all the issued and outstanding capital shares of Americon Telecommunications Corporation ("ATC"). In connection with the consummation of the Stock Purchase Agreement, the then sole Director of the Company, Waylon McMullen agreed to appoint Messrs. Paul Stevens, James A. Stevens, Dr. Richard A. Feller, Ph.D, Filiberto Fernandez, Michael Nunez-Ledo and Jorge T. Buces as members of the Company's Board of Directors, in each case to be effective ten days after delivery of written notice thereof to the shareholders of the Company in accordance with Rule 14f-1 of the Securities Exchange Act of 1934, as amended. Mr. McMullen further agreed to resign as a Director of the Company but remain as President thereof, until his successor could be appointed. After notice was duly given to shareholders as set forth above, Mr. Paul Stevens accepted his appointment as a Director of the Company, but Messrs. James A. Stevens, Dr. Feller, Fernandez, Nunez-Ledo and Buces did not accept such appointments and never acted as Directors of the Company.

         ATC was, in fact, never activated nor operational. Moreover, requisite capital was never raised in order to make ATC viable nor was ATC ever able to make the acquisitions it represented were available when it was acquired by the Company. Additionally shares to be delivered pursuant to the provisions of the Stock Purchase Agreement were never delivered by either the Company or the shareholders of ATC. Accordingly, on January 11, 2000, the Stock Purchase Agreement, pursuant to written agreement, was rescinded, nun pro tunc. and the parties placed back into the position as if said Stock Purchase Agreement had never been entered into. Paul Stevens resigned as a Director and Mr. McMullen resumed his status as the sole Director

         On May 10, 2001, Mr. Martin Cohen was appointed President and a Director of the Company to serve until his successor is elected and agrees to serve. Mr Cohen is 59 years of age and has for the past two (2) years been President of RN Capital Partners, Inc.("RN") a, privately held, financial consulting company, directly and indirectly, providing capital to individuals and publicly-held companies. For the three(3) prior thereto Mr. Cohen was President of Capital Associates, a company engaged in a similar business to that of RN.

         On December 21, 2000, in consideration of the services rendered and to be rendered by RN in (1) negotiating, structuring and finalizing the recession, nun pro tunc referred to above; (2) seeking and negotiating with potential candidates interested in merging with the Company; (3) putting the Company in compliance with its obligations as a 12G Company under the Securities Exchange Act of 1934, as amended; and (4) paying and/or assuming the payment of the Company's expenses, accrued and to be accrued,(including but not limited to legal and accounting fees) in connection with "cleaning up" the Company and bringing it in compliance with its obligations as a 12G Company, the Board of Directors of the Company authorized and directed the issuance of 13,500,000 shares of its Common Stock to RN. To-date, RN has paid and/or assumed approximately $32,000 of obligations on behalf of the Company. As a result of the resolution authorizing the issuance of 13,500,000 shares of the Company's Common Stock, RN is the owner of approximately 33% of the issued Common Stock of the Company and Mr. Cohen, as President of RN has become the beneficial owner of said shares.

ITEM 5: OTHER EVENTS.

         On December 21, 2000, the Company, in full satisfaction of any and all claims Waylon McMullen, the former President of the Company and now a Director of the Company, had or may have against the Company for (1) money expended on behalf of the Company (including but not limited to Accounting Fees, Franchise Taxes, acquisition of stock certificates); and (2) legal services rendered as attorney for the Company, The Board of Directors authorized the issuance of 3,000,000 shares of its Common Stock to Mr. McMullen.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

         c.       Exhibits.

                  2.2 Agreement dated January 11, 2000 by and between The Furia Organization, Inc. and Paul Stevens and John Charles Skip Headen rescinding, nun pro tunc, Agreement dated March 6, 1998 pursuant to the provisions of which Furia was to acquire 100% of the issued and outstanding capital shares of Americon Telecommunications Corporation.

                  17. Letter from Paul Stevens dated January 11, 2000 resigning as a director and officer of The Furia Organization, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 The Furia Organization, Inc.



Date:  August 20, 2002                           By:  /s/ Martin Cohen
                                                      --------------------------
                                                      Martin Cohen President